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                                                                    Exhibit 23.1

           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers and geologists, we hereby consent to the references to our firm, in the context in which they appear, and to our audit letter, dated February 28, 2006, in the Annual Report on Form 10-K of KCS Energy, Inc. for the fiscal year ended December 31, 2005. We also hereby consent to the incorporation by reference of the references to our firm, in the context in which they appear, and to our audit letter, dated February 28, 2006, into KCS Energy, Inc.'s previously filed Registration Statements on Form S-3 (No. 333-108824 and 333-62700), and on Form S-8 (Nos. 33-28899, 33-63982, 33-24147,
333-65790 and 333-12590), in accordance with the requirements of the Securities Act of 1933, as amended.

                                           NETHERLAND, SEWELL & ASSOCIATES, INC.

                                           By: /s/ C.H. (Scott) Rees III
                                           -------------------------------------
                                           C.H. (Scott) Rees III, P.E.
                                           President and Chief Operating Officer

Dallas, Texas
March 14, 2006